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                                                                     Exhibit 5.0
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                                LATHAM & WATKINS
                           701 "B" Street, Suite 2100
                          San Diego, California  92101



                                 April 10, 1995



Datametrics Corporation
21135 Erwin Street
Woodland Hills, California  91367

          Re: Form S-3 Registration Statement; Resale by Cruttenden Roth of 170,000 Shares of Datametrics Common Stock, $.01 Par Value
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Ladies and Gentlemen:

          In connection with (i) the issuance by Datametrics Corporation (the "Company") of 170,000 shares of common stock, $.01 par value per share (the "Shares") upon Cruttenden Roth's exercising 170,000 warrants to purchase common stock, $.01 par value per share, of the Company dated March 24, 1994 (the "Warrants"), and (ii) the registration of the resale by Cruttenden Roth of the Shares under the Securities Act of 1933, as amended (the "Act"), by the Company, on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on April 11, 1995, you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

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Datametrics Corporation
April 10, 1995
Page 5


          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

          Subject to the foregoing, it is our opinion that, after being issued to Cruttenden Roth in accordance with the terms of the Warrants, the Shares will be legally and validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                        Very truly yours,

                                        /s/ LATHAM & WATKINS

                                        LATHAM & WATKINS

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